UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

Electronic Cigarettes International Group, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534
                 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 15, 2014, Electronic Cigarettes International Group, Ltd. (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to the Securities Purchase Agreement (the “Original Securities Purchase Agreement” as amended, the “Purchase Agreement”), dated April 22, 2014, between the Company and the purchaser signatory thereto (the “Purchaser”) and Amendment No. 3 (the “Note Amendment”) to the 6% Original Issue Discount Senior Secured Convertible Promissory Notes (the “6% Notes”) issued pursuant to the Original Securities Purchase Agreement.  Pursuant to Amendment No. 3 and the Note Amendment, on such date the Company issued to the Purchaser an additional $5,500,000 principal amount of 6% Notes for a purchase price of $5,000,000. As of October 15, 2014, the aggregate outstanding principal amount of the 6% Notes was $20,868,133.  The Company used a portion of the proceeds from the issuance of the additional 6% Notes to fully repay and terminate the credit facility of its subsidiary, FIN Branding Group, LLC.  The remaining proceeds may be used by the Company to purchase inventory for its subsidiaries FIN Branding Group, LLC and Hardwire Acquisition Company or for other general corporate purposes, other than the repayment of any other indebtedness.

The 6% Notes, as amended by the Note Amendment, are due December 15, 2016, less any amounts converted or redeemed prior to the due date, and accrue interest at an annual rate of 6% on the aggregate unconverted and outstanding principal amount payable in cash the last trading day of each calendar month. The Company has also agreed pay to the Purchaser on each such trading day a fixed payment amount in cash in the amount of $128,571.

The Purchaser may at any time or times convert all or any portion of the outstanding and unpaid Conversion Amount of its 6% Notes into a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) equal to (x) such Conversion Amount divided by (y) the conversion price. The Conversion Amount of any 6% Note to be converted is equal to the sum of (i) the principal amount of such note, (ii) any accrued and unpaid Interest with respect to such principal, (iii) any accrued and unpaid late  charges with respect to such principal and interest and (iv) the Make-Whole Amount (as defined below). The conversion price of the 6% Notes issued on October 15, 2014 is $4.73. The conversion price of the previously outstanding 6% Notes is $3.42.  The conversion price for all 6% Notes is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Additionally, should the Company issue any equity at, or should the exercise or conversion price of any previously issued option, warrant convertible security be adjusted to, a purchase price that is less than the current conversion price of the 6% Notes, the conversion price for the 6% Notes will be adjusted 115% of such lower purchase price with certain limited exceptions. Furthermore, should the Company complete an underwritten public offering of a minimum of $25 million, the conversion price of the 6% Notes would reset to the price that is equal to 115% of the VWAP of the Company’s shares of Common Stock on the trading day immediately following the pricing of such public offering should that price be lower than the conversion price then in effect.

The 6% Notes may not be prepaid at the Company’s option at any time without the prior written consent of the Purchaser. Between November 15, 2014 and December 31, 2014, upon written notice from the Purchaser, the Company is required to redeem up to $3,000,000 of the principal amount of the 6% Notes, plus any accrued and unpaid interest thereon and the Make-Whole Amount. Commencing on January 1, 2015, the Purchaser also has the right to require the Company to redeem up to $2,000,000 of principal amount of the 6% Notes, plus any accrued and unpaid interest thereon and the Make-Whole Amount, every month. In addition, during the period commencing on October 15, 2014 and ending on November 16, 2014, to the extent that the Company pays any portion of the amortization payment due under its 5% Original Issue Discount Convertible Promissory Notes in cash, the Purchasers may also require the Company to redeem a portion of the outstanding principal amount of the 6% Notes equal to amount paid in cash, plus any accrued and unpaid interest thereon, plus the Make-Whole Amount. The Purchaser has the right, in the event of a change of control, to require the Company to redeem all or portions of its 6% Notes for cash equal to 107.5% of the principal amount redeemed plus all accrued and unpaid interest and late charges.

“Make-Whole Amount” means an amount in cash equal to all of the interest that would have accrued with respect to the applicable principal amount of 6% Notes being converted or redeemed for the period commencing on the applicable redemption date or conversion date and ending on December 15, 2016.

In connection with the transactions contemplated by Amendment No. 3 and the Note Amendment, on October 15, 2014, the Company and its subsidiaries VCIG LLC, FIN Branding Group, LLC and Hardwire Acquisition Company (collectively, the “U.S. Subsidiaries”) entered into a Pledge and Security Agreement pursuant to which the Company pledged the equity interests of the U.S. Subsidiaries to the Purchaser and each U.S. Subsidiary granted a security interest in all of its assets to the Purchaser to secure all obligations of the Company under the 6% Notes.  Approximately $2.6MM of the gross proceeds from the sale of the 6% Notes was deposited into a lockbox account over which the Purchasers have a first priority security interest.  The Company may withdraw funds from such account to purchase inventory for FIN Branding Group, LLC and Hardwire Acquisition Company with the prior consent of the Purchasers.

In connection with the Original Securities Purchase Agreement, MHL entered into a Debenture granting the Purchaser a first priority security interest in all of MHL's assets.

Pursuant to Amendment No. 3, the Company also agreed, subject to certain limited exceptions, not to, and to cause each U.S. Subsidiary and Must Have Limited ("MHL" and, collectively with the U.S. Subsidiaries, the "Subsidiaries") not to, (i) pay any dividend on or repurchase any of its capital stock or rights to purchase capital stock or repay or purchase any subordinated debt, (ii) repay any principal under any indebtedness (other than the Company’s 5% Original Issue Discount Convertible Promissory Notes at any time on or after November 17, 2014) other than with net proceeds from the sale of equity securities of the Company or (iii) pledge any of its assets. The Company also agreed, subject to certain limited exceptions,  (i) not to cause or permit any of the Subsidiaries to incur any debt or guarantee any indebtedness or to transfer any of its assets or issue or sell any equity interests and (ii) not to take any action, or fail to take any action, that could materially diminish the business of any of the Subsidiaries or divert the business of any of the Subsidiaries to any other person.  The Purchase Agreement also provides that the Company shall cause its subsidiary MHL to maintain a minimum EBITDA of $900,000 each month.

The Purchase Agreement provides that the Purchaser has the right at any time and from time to time until August 15, 2015 to purchase additional 6% Notes in an aggregate principal amount of up to $12,087,913 for an aggregate purchase price of up to $11,000,000.  The conversion price of these additional 6% Notes would be the lower of (i) 115% of the volume-weighted average price of the Common Stock on the trading day immediately preceding the date of any purchase of such Notes and (ii) the lowest conversion price of any of the outstanding 6% Notes.

In connection with the transactions contemplated by the Note Amendment, on October 15, 2014, the Company also entered into a Second Amendment (the “Amended Registration Rights Agreement”) to the Registration Rights Agreement, dated April 22, 2014 (the “Registration Rights Agreement”), and a Third Deed of Amendment (the “Amended Intercreditor Agreement”) to the Intercreditor Agreement, dated April 22, 2014 (the “Intercreditor Agreement”). The Amended Registration Rights Agreement added the Common Stock underlying the 6% Notes issued pursuant to the Note Amendment to the securities subject to the Registration Rights Agreement.  The Amended Intercreditor Agreement amended the Intercreditor Agreement to permit the Company to enter into Amendment No. 3 and the Note Amendment.

The foregoing descriptions of the terms of the Note Amendment, Amendment No. 3, the Pledge and Security Agreement, the Amended Registration Rights Agreement and the Amended Intercreditor Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein. The Original Purchase Agreement and form of the original 6% Notes were previously filed as exhibits to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 29, 2014. The first amendments to the Purchase Agreement and the 6% Notes were previously filed as exhibits to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 9, 2014. The second amendments to the Purchase Agreement and the 6% Notes were previously filed as exhibits to Amendment No. 3 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 8, 2014.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the 6% Notes were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of the Purchaser which included, in pertinent part, that such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Third Amendment to 6% Notes
10.1	Pledge and Security Agreement
10.2	Amendment No.3 to Securities Purchase Agreement
10.3	Amendment No. 2 to Registration Rights Agreement
10.4	Third Deed of Amendment to the Intercreditor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

Date: October 21, 2014	By:	/s/ James P. McCormick
James P. McCormick
Chief Financial Officer